[AMERIGAS PARTNERS, L.P. LOGO]                        NEWS
PARTNERS, L.P.
BOX 965, VALLEY FORGE, PA 19482 (610) 337-7000



Contact:   610-337-1000                              For Immediate Release:
           Robert W. Krick, ext. 3645                July 26, 2006
           Brenda A. Blake, ext. 3202


AMERIGAS PARTNERS REPORTS THIRD QUARTER RESULTS, AFFIRMS 2006 GUIDANCE

VALLEY FORGE, Pa., July 26 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported a seasonal net loss for the third fiscal quarter ended June 30, 2006 of $14.8 million compared to a loss of $17.7 million, excluding a loss on the early extinguishment of debt, in the same period last year. Including the loss on the early extinguishment of debt of $33.6 million, the prior year third quarter net loss was $51.3 million. Average diluted units outstanding were 4.2% higher for the recent quarter principally as a result of a common unit offering in September 2005.

The Partnership's earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $20.7 million for the third fiscal quarter of 2006 compared to EBITDA of $19.9 million, excluding the loss on extinguishment of debt of $33.6 million (adjusted EBITDA), a year ago. EBITDA in the 2005 fiscal third quarter, including the loss on extinguishment of debt, was a loss of $13.7 million.

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "Our retail volumes declined 10.8 million gallons to 171.1 million gallons this quarter due to warmer weather and price-induced customer conservation. Weather for the quarter was 21.9% warmer than normal compared to weather that was 4.9% warmer than normal in the prior-year period, according to the National Oceanic and Atmospheric Administration (NOAA). Despite the lower volumes, we continue to expect to earn adjusted EBITDA in the range of $245 million to $255 million for the fiscal year ending September 30, 2006."

Revenues for the quarter were $379.1 million versus $349.5 million a year ago due to higher retail selling prices partially offset by lower sales volumes due to warmer weather and customer conservation. Operating and administrative expenses increased $3.8 million during the quarter due to higher vehicle fuel and lease costs, higher employee compensation and benefits expense and increased bad debt expense partially offset by a favorable net adjustment in reserves for general insurance, mainly reflecting continued improvement in claims history.

                                     -MORE-

AMERIGAS PARTNERS REPORTS THIRD QUARTER RESULTS,                         PAGE 2
AFFIRMS 2006 GUIDANCE


AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.3 million customers from approximately 650 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 44% of the Partnership and individual unitholders own the remaining 56%.

AmeriGas Partners, L. P. will host its third quarter FY 2006 earnings conference call on Wednesday, July 26, 2006, at 4:00 PM ET. Interested parties may listen to a live audio broadcast of the conference call at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately one hour after the completion of the call at 1-888-203-1112, passcode 4258637 (International replay 719-457-0820, passcode
4258637) through midnight Friday, July 28, 2006.

The financial table appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/3Q06FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas and political, economic and regulatory conditions in the U. S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.


AP-10                                ###                                7/26/06

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

                                                    Three Months Ended           Nine Months Ended         Twelve Months Ended
                                                          June 30,                   June 30,                    June 30,
                                                -------------------------   -------------------------   -------------------------
                                                    2006          2005         2006         2005 (a)       2006         2005 (a)
                                                -----------   -----------   -----------   -----------   -----------   -----------
Revenues:
       Propane                                  $   338,047   $   315,992   $ 1,604,821   $ 1,497,120   $ 1,927,360   $ 1,776,907
       Other                                         41,062        33,477       122,642       106,833       159,406       139,931
                                                -----------   -----------   -----------   -----------   -----------   -----------
                                                    379,109       349,469     1,727,463     1,603,953     2,086,766     1,916,838
                                                -----------   -----------   -----------   -----------   -----------   -----------

Costs and expenses:
       Cost of sales - propane                      215,900       194,744     1,041,719       946,794     1,256,733     1,118,582
       Cost of sales - other                         18,456        14,231        47,738        43,083        62,853        56,817
       Operating and administrative expenses        128,469       124,698       403,502       392,411       529,218       512,201
       Depreciation                                  16,729        16,889        50,485        51,824        66,769        71,729
       Amortization                                   1,111         1,332         3,524         4,145         4,896         5,413
       Other (income), net                           (4,429)       (4,070)      (13,368)      (21,526)      (17,623)      (22,321)
                                                -----------   -----------   -----------   -----------   -----------   -----------
                                                    376,236       347,824     1,533,600     1,416,731     1,902,846     1,742,421
                                                -----------   -----------   -----------   -----------   -----------   -----------
Operating income                                      2,873         1,645       193,863       187,222       183,920       174,417
Loss on extinguishment of debt                           --       (33,602)      (17,079)      (33,602)      (17,079)      (33,602)
Interest expense                                    (17,820)      (19,722)      (56,167)      (60,958)      (75,109)      (81,315)
                                                -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before income taxes                   (14,947)      (51,679)      120,617        92,662        91,732        59,500
Income tax benefit (expense)                            105           324            (2)       (1,809)          293        (1,687)
Minority interests                                        5            79        (1,680)       (1,616)       (1,482)       (1,389)
                                                -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss)                               $   (14,837)  $   (51,276)  $   118,935   $    89,237   $    90,543   $    56,424
                                                ===========   ===========   ===========   ===========   ===========   ===========

General partner's interest in net income
  (loss) (b)                                    $      (148)  $      (513)  $     3,134   $       892   $       905   $       564
                                                ===========   ===========   ===========   ===========   ===========   ===========

Limited partners' interest in net income
  (loss) (b)                                    $   (14,689)  $   (50,763)  $   115,801   $    88,345   $    89,638   $    55,860
                                                ===========   ===========   ===========   ===========   ===========   ===========


Net income (loss) per limited partner unit (b)

           Basic                                $     (0.26)  $     (0.93)  $      2.04   $      1.62   $      1.59   $      1.03
                                                ===========   ===========   ===========   ===========   ===========   ===========

           Diluted                              $     (0.26)  $     (0.93)  $      2.04   $      1.62   $      1.59   $      1.02
                                                ===========   ===========   ===========   ===========   ===========   ===========

Average limited partner units outstanding:
       Basic                                         56,797        54,493        56,797        54,487        56,330        54,484
                                                ===========   ===========   ===========   ===========   ===========   ===========

       Diluted                                       56,797        54,493        56,833        54,541        56,370        54,544
                                                ===========   ===========   ===========   ===========   ===========   ===========

SUPPLEMENTAL INFORMATION:

       Retail gallons sold (millions)                 171.1         181.9         804.4         857.5         981.8       1,033.0
       EBITDA (c) (d)                           $    20,718   $   (13,657)  $   229,113   $   207,973   $   237,024   $   216,568
       Distributable cash (c)                        (1,529)       (3,751)      173,061       165,098       158,288       145,357
       Capital expenditures:
           Maintenance capital expenditures           4,427         3,974        16,964        15,519        20,706        23,498
           Growth capital expenditures               11,642        11,095        34,706        34,619        43,443        43,684

(a) Net income for the nine and twelve months ended June 30, 2005 includes a gain of $7,107 recognized in connection with the Partnership's sale of its 50% ownership interest in Atlantic Energy, Inc.

(b) In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6") the Partnership calculates net income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. The dilutive effect of EITF 03-6 on net income per diluted limited partner unit was $(0.03) for the nine months ended June 30, 2006. There was no dilutive effect of EITF 03-6 for the three months ended June 30, 2006 or for the three or nine months ended June 30, 2005. Because EITF 03-6 does not currently impact the calculation of Partnership net income per limited partner unit on an annual basis, annual net income per limited partner unit is not equal to the sum of net income per limited partner unit for each of the Partnership's quarterly periods.

(c) EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.

      (continued)

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)


      (continued)

      Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures and excluding losses on extinguishments of debt in connection with a refinancing. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership's existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay quarterly distributions. The Partnership's definition of distributable cash may be different from that used by other entities.

      The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:



                                              Three Months Ended            Nine Months Ended           Twelve Months Ended
                                                   June 30,                      June 30,                      June 30,
                                           ------------------------      ------------------------      ------------------------
                                             2006           2005           2006           2005           2006           2005
                                           ---------      ---------      ---------      ---------      ---------      ---------
      Net income                           $ (14,837)     $ (51,276)     $ 118,935      $  89,237      $  90,543      $  56,424
      Income tax (benefit) expense              (105)          (324)             2          1,809           (293)         1,687
      Interest expense                        17,820         19,722         56,167         60,958         75,109         81,315
      Depreciation                            16,729         16,889         50,485         51,824         66,769         71,729
      Amortization                             1,111          1,332          3,524          4,145          4,896          5,413
                                           ---------      ---------      ---------      ---------      ---------      ---------
      EBITDA                                  20,718        (13,657)       229,113        207,973        237,024        216,568
      Interest expense                       (17,820)       (19,722)       (56,167)       (60,958)       (75,109)       (81,315)
      Maintenance capital expenditures        (4,427)        (3,974)       (16,964)       (15,519)       (20,706)       (23,498)
      Loss on extinguishment of debt              --         33,602         17,079         33,602         17,079         33,602
                                           ---------      ---------      ---------      ---------      ---------      ---------
      Distributable cash                   $  (1,529)     $  (3,751)     $ 173,061      $ 165,098      $ 158,288      $ 145,357
                                           =========      =========      =========      =========      =========      =========


(d) The following table includes a reconciliation of forecasted net income to forecasted adjusted EBITDA (EBITDA excluding the loss on extinguishment of debt) for the fiscal year ending September 30, 2006:

                                                          Forecast
                                                           Fiscal
                                                            Year
                                                           Ending
                                                        September 30,
                                                            2006
                                                        -------------
      Net income (estimate)                               $ 86,000
      Income Tax expense (estimate)                             --
      Interest expense (estimate)                           74,000
      Depreciation (estimate)                               68,000
      Amortization (estimate)                                5,000
      Loss on early extinguishment of debt (estimate)       17,000
                                                          --------
      Adjusted EBITDA (estimate)                          $250,000
                                                          ========


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